                                                                  EXHIBIT (a)(4)

                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
           OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS,  the  Board  of  Trustees  has  determined  that it is in the best interests  of American  Century  California  Tax-Free and  Municipal  Funds (the
"Trust") to take the following actions:

     (1)  to  reorganize  the  California  Limited-Term  Tax-Free  Fund into the
          California  Tax-Free  Bond  Fund,  effective  September  4,  2007,  in accordance  with  the  terms  of the  relevant  Agreement  and Plan of
          Reorganization  approved  by the Board of  Trustees  at its meeting on
          December  8,  2006,  as a result of which  shareholders  will  receive shares of the  California  Tax-Free  Bond Fund in  exchange  for their shares of the California  Limited-Term  Tax-Free  Fund,  which will be liquidated and terminated; and

     (2)  to establish and designate the following new classes of the California
          Long-Term Tax-Free Fund,  effective September 27, 2007, as approved by the Board of Trustees at its meeting on December 8, 2006:

            o  A Class
            o  B Class
            o  C Class;

     NOW,  THEREFORE,  BE IT RESOLVED,  that each of the aforementioned  actions shall take effect as indicated in the first recital hereto; and

     RESOLVED,  that  Schedule  A of the  Amended  and  Restated  Agreement  and
Declaration  of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and  inserting in lieu  therefore  the
Schedule A attached hereto.

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     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-Free and Municipal Funds

/s/  Jonathan S. Thomas             /s/  Peter F. Pervere
------------------------------      ----------------------------
Jonathan S. Thomas                  Peter F. Pervere

/s/  John Freidenrich               /s/  Myron S. Scholes
------------------------------      ----------------------------
John Freidenrich                    Myron S. Scholes

/s/  Ronald J. Gilson               /s/  John B. Shoven
------------------------------      ----------------------------
Ronald J. Gilson                    John B. Shoven

/s/  Kathryn A. Hall                /s/  Jeanne D. Wohlers
------------------------------      ----------------------------
Kathryn A. Hall                     Jeanne D. Wohlers

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                                       A-1

                                   SCHEDULE A

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof),  with the relative rights and preferences as described in Section 6:

SERIES                                  CLASS              DATE OF ESTABLISHMENT
------                                  -----              ---------------------
California Tax-Free Money Market Fund   Investor Class     11/09/1983

California Tax-Free Bond Fund           Investor Class     11/09/1983

California Long-Term Tax-Free Fund      Investor Class     11/09/1983
                                        A Class            09/27/2007
                                        B Class            09/27/2007
                                        C Class            09/27/2007

California High-Yield Municipal Fund    Investor Class     12/30/1986
                                        A Class            05/08/2002
                                        B Class            05/08/2002
                                        C Class            05/01/2001

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.